EXHIBIT 1
                                                                       ---------


                             AMERICAN BANCORPORATION
                           (an Ohio corporation); and
                     AMERICAN BANCORPORATION CAPITAL TRUST I
                      (a Delaware statutory business trust)
                                    1,100,000
                             _____% Cumulative Trust
                              Preferred Securities
           (Liquidation Amount $10 Per Cumulative Preferred Security)

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                   April 1, 1998

LEGG MASON WOOD WALKER, INCORPORATED
1747 Pennsylvania Avenue N.W.
Washington, D.C. 20006
Attention: Mark C. Micklem, Managing Director

Ladies and Gentlemen:

         American Bancorporation Capital Trust I (the "Trust"), a statutory business trust organized under the Delaware Business Trust Act, 12 Del. C. ss.ss. 3801 et seq (the "Delaware Act"), confirms its agreement with you, Legg Mason Wood Walker, Incorporated ("Legg Mason" or the "Underwriter"), with respect to the issuance and sale by the Trust, and the purchase by the Underwriter of 1,100,000 ___% Cumulative Trust Preferred Securities (liquidation amount $10 per preferred security) and the grant by the Trust to the Underwriter of the option described in Section 2(b) hereof to purchase all or any part of 165,000 additional Preferred Securities to cover overallotments, if any. The aforesaid 1,100,000 preferred securities (the "Initial Preferred Securities") to be purchased by the Underwriter and all or any part of the 165,000 preferred securities subject to the option described in Section 2(b) hereof (the "Optional Preferred Securities") are hereinafter called, collectively, the "Preferred Securities." The Preferred Securities are more fully described in the Prospectus (as defined below).

         The Preferred Securities will be guaranteed by American Bancorporation (the "Company"), to the extent set forth in the Prospectus (as defined below), with respect to distributions and amounts payable upon liquidation or redemption (the "Guarantee") pursuant to the Preferred Securities Guarantee Agreement (the "Guarantee Agreement") to be dated as of Closing Time (as defined below) executed and delivered by the Company and The Bank of New York (the "Guarantee Trustee"), a New York banking corporation, not in its individual capacity but solely as trustee for the benefit of the holders from time


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to time of the Preferred  Securities.  The Company and the Trust each understand that the Underwriter proposes to make a public offering of the Preferred Securities as soon as it deems advisable after this Agreement has been executed and delivered, and the Trust Agreement (as defined herein), the Indenture (as defined herein), and the Guarantee Agreement have been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). The entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities") and will be used by the Trust to purchase the _____% Junior Subordinated Deferrable Interest Debentures due 2028 (the "Junior Subordinated Debentures") issued by the Company. The Company will guarantee the full payment of any costs, expenses or liabilities of the Trust, other than obligations of the Trust to pay to the holders of Preferred Securities the amounts due to such holders, pursuant to the Agreement as to Expenses and Liabilities dated as of the Closing Time between the Trust and the Company ("Expense Agreement"). The Preferred Securities and the Common Securities will be issued pursuant to the Amended and Restated Declaration of Trust of the Trust, to be dated as of Closing Time (the "Trust Agreement"), among the Company, as Sponsor, The Bank of New York, as property trustee (the "Property Trustee"), The Bank of New York (Delaware), as Delaware trustee (the "Delaware Trustee"), and Jeremy C. McCamic, Paul W. Donahie and Brent E. Richmond, as administrative trustees (the "Administrative Trustees" and together with the Property Trustee and the
Delaware  Trustee,  the  "Trustees"),  and  the  holders  from  time  to time of
undivided   beneficial  interests  in  the  assets  of  the  Trust.  The  Junior
Subordinated Debentures will be issued pursuant to an Indenture, to be dated as of Closing Time (the "Indenture"), between the Company and The Bank of New York, as debenture trustee (the "Debenture Trustee"). The Preferred Securities, the Guarantee and the Junior Subordinated Debentures are collectively referred to herein as the "Securities." The Trust and the Company are collectively referred to herein as the "Offerors." The Indenture, the Trust Agreement and this Agreement are collectively referred to herein as the "Operative Documents." Capitalized terms used herein without definition have the respective meanings specified in the Prospectus.

         The Company and the Trust have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-2 (Nos. 333-_________ and 333-_______-01) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the " 1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or
(ii) if the Company and the Trust have elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as

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



"Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto, if any, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement" and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriter for use in connection with the offering of the Preferred Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated March __, 1998 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         The Company understands that the Underwriter proposes to make a public offering of the Preferred Securities (the "Offering") as soon as possible after the Registration Statement becomes effective. The Underwriter may assemble and manage a selling group of broker-dealers that are members of the National Association of Securities Dealers, Inc. ("NASD") to participate in the solicitation of purchase orders for the Preferred Securities under the form of a master selected dealer agreement or similar form of dealer agreement, which the Underwriter has entered into with such broker dealers.

SECTION 1.     REPRESENTATIONS AND WARRANTIES.

         (a) The Offerors jointly and severally represent and warrant to the Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agree with the Underwriter as follows:

                  (i) Compliance  with  Registration  Requirements.  The Company meets the requirements for use of Form S-2 under the 1933 Act and each of the Registration Statement and any Rule 462(b) Registration
         Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any

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         request on the part of the Commission for  additional  information  has been complied with.

                           At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Optional Preferred Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement, if any, and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Optional Preferred Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply (A) to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Trust or the Company in writing by any Underwriter through Legg Mason expressly for use in the Registration Statement or Prospectus and (B) that part of the Registration Statement which shall constitute the Statements of Eligibility (Forms T-1) under the 1939 Act.

                           Each preliminary prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and, if applicable, each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with this Offering was substantively identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-2 under the 1933 Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together and with the other information in the Prospectus, at the time the Registration Statement becomes effective and at all times subsequent thereto up to the Closing

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         Time,  will not contain an untrue  statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in each case after excluding any statement that does not constitute a part of the Registration Statement or the Prospectus pursuant to Rule 412 of the 1933 Act Regulations.

                  (iii) Independent Accountants. The accountants who certified the financial statements included or incorporated by reference in the Prospectus are independent public accountants within the meaning of the 1933 Act and the rules and regulations of the Commission under the 1933 Act Regulations.

                  (iv) Financial Statements. The consolidated historical financial statements, together with the related schedules and notes, included in the Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries at the dates indicated, and the statements of income, changes in stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") in the United States applied on a consistent basis throughout the periods involved, except as disclosed in the notes to such financial statements; the supporting schedules, if any, included in the Prospectus present fairly, in all material respects, the information required to be stated therein; and the summary financial data included in the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Prospectus.

                  (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein or contemplated thereby, there has not been (A) any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust, or of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) any transaction entered into by the Trust, the Company or any of its subsidiaries, other than in the ordinary course of business, that is material to the Trust, or to the Company and its subsidiaries, considered as one enterprise, or (C) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, other than regular quarterly dividends on the Company's common stock.

                  (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Ohio and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under each of the Operative Documents to which it

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

         is a party; the Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

                  (vii) Good Standing of the Subsidiaries. Wheeling National Bank (the "Bank") is a national bank duly organized, validly existing and in good standing under the laws of the United States with corporate power and authority under such laws to own, lease and operate its properties and conduct its business; the deposit accounts of the Bank are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") up to the maximum allowable limits thereof; each of American Bancservices, Inc., American Mortgages, Inc., American Bancleasing, Inc., and American Bancdata Corporation (together with the Bank, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Ohio and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus .

                  (viii) No  Other  Significant  Subsidiaries.   There  are  no
         "significant subsidiaries" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) other than the Subsidiaries. The subsidiaries of the Company other than the Subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

                  (ix) Foreign Qualifications. The Company and the Subsidiaries are each duly qualified as a foreign corporation to transact business and are each in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect (as defined in Section l(a)(iv) hereof).

                  (x) Capital Stock Duly Authorized and Validly Issued. All of the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable and none of the capital stock of the Company was issued in violation of the preemptive rights of any shareholder of the Company; all of the issued and outstanding capital stock of the Subsidiaries has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right; and none of such outstanding shares of capital stock of the Subsidiaries was issued in violation of any preemptive or similar rights arising by operation of law, or under the charter or by-laws of the Company or the Subsidiaries or under any agreement to which the Company or any Subsidiary is a party.

                  (xi) Capitalization. The authorized, issued and outstanding capital stock of the Company as of December 31, 1997 is as set forth in the Prospectus under

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         "Capitalization,"  and there have not been any subsequent  issuances of capital stock of the Company except for subsequent issuances, if any, pursuant to any dividend reinvestment plan, reservations, agreements, conversions, stock dividends or employee or director benefit plans.

                  (xii) Good Standing of the Trust. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act with the power and authority to own property and the Trust has conducted no business to date, and it will conduct no business in the future that would be inconsistent with the description of the Trust set forth in the Prospectus and to enter into and perform its obligations under the Operative Documents, as applicable, and the Preferred Securities; the Trust is not a party to or otherwise bound by any material agreement other than those described in the Prospectus; and the Trust is, and will be, under current law, classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

                  (xiii) Authorization of Common Securities. The Common Securities have been duly authorized for issuance by the Trust pursuant to the Trust Agreement and, when certificates therefor have been issued, executed and authenticated in accordance with the Trust Agreement and delivered by the Trust to the Company against payment therefor in accordance with the Common Securities Subscription Agreement, will be validly issued and fully paid and nonassessable undivided beneficial ownership interests in the assets of the Trust. The issuance of the Common Securities is not subject to preemptive or other similar rights, and, at the Closing Time, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

                  (xiv) Authorization of Preferred Securities. At the Closing Time, the Preferred Securities will have been duly authorized for issuance by the Trust pursuant to the Trust Agreement, and the Preferred Securities, when certificates therefore have been issued, executed and authenticated in accordance with the Trust Agreement and delivered against payment therefor as provided herein, will be validly issued and fully paid and nonassessable undivided beneficial ownership interests in the assets of the Trust and will conform to the description thereof in the Prospectus. The issuance of the Preferred Securities will not be subject to preemptive or other similar rights.

                  (xv) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Offerors.

                  (xvi) Authorization of Trust Agreement. The Trust Agreement has been qualified under the 1939 Act and has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and



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

         the Trustees, and assuming due authorization, execution and delivery of the Trust Agreement by the Trustees, the Trust Agreement will, at the Closing Time, be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and
         (c) any public policy underlying applicable federal or state laws (collectively, the "Enforceability Exceptions").

                  (xvii) Authorization of Guarantee and Expense Agreement. The Guarantee has been qualified under the 1939 Act and has been duly authorized by the Company; the Expense Agreement has been duly authorized, executed and delivered by the Offerors; at the Closing
         Time, each of the Guarantee and the Expense Agreement will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by the Enforceability Exceptions; and the Guarantee and the Expense Agreement will conform in all material respects to the description thereof in the Prospectus.

                  (xviii) Authorization of Indenture. The Indenture has been qualified under the 1939 Act and has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and will constitute a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by the Enforceability Exceptions.

                  (xix) Authorization of Debentures. The Junior Subordinated Debentures have been duly authorized by the Company; at the Closing Time, the Junior Subordinated Debentures, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered by the Company to the Trust against payment therefor as described in the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforceability may be limited by the Enforceability Exceptions; and the Junior Subordinated Debentures will be in the form contemplated by, and entitled to the benefits of, the Indenture and will conform in all material respects to the descriptions thereof in the Prospectus.

                  (xx) Authorization of Trustees. Each of the Administrative Trustees of the Trust is an officer of the Company and has been duly authorized by the Company to execute and deliver the Trust Agreement.



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                  (xxi)   Trust and Company Not Investment Company.  Neither the
         Trust nor the Company is, and immediately following consummation of the transactions contemplated hereby and the application of the net proceeds as described in the Prospectus neither the Trust nor the Company will be, an "investment company" or a company "controlled" by an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xxii)   Accuracy  of  Disclosure.   The  Operative  Documents
         conform in all material respects to the descriptions thereof contained in the Prospectus.

                  (xxiii)  Absence of Defaults and  Conflicts.  The Trust is not
         in violation of the trust certificate of the Trust filed with the State of Delaware (the "Trust Certificate") or the Trust Agreement, and neither the Company nor any Subsidiary is in violation of its charter or by-laws; none of the Trust, the Company or any Subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of them may be bound, or to which any of its property or assets is subject (collectively, "Agreements and Instruments") except for such defaults under Agreements and Instruments that would not result in a Material Adverse Effect; and the execution, delivery and performance of the Operative Documents by the Trust or the Company, as the case may be, the issuance, sale and delivery of the Preferred Securities, the Junior Subordinated Debentures and the Guarantee, the consummation of the transactions contemplated by the Operative Documents and compliance by the Offerors with the terms of the Operative Documents to which they are a party have been duly authorized by all necessary corporate action on the part of the Company and, at the Closing Time, will have been duly authorized by all necessary action on the part of the Trust and do not and will not, whether with or without the giving of notice or passage of time or both, violate, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any security interest, mortgage, pledge, lien, charge, encumbrance, claim or equitable right upon any property or assets of the Trust, the Company or any of its subsidiaries pursuant to any of the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary or the Trust Agreement or the Trust Certificate, or violation by the Company or any Subsidiary of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government authority, agency or instrumentality or court, domestic or foreign, including, without limitation, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the Office of the Comptroller of the Currency ("OCC") having jurisdiction over the Trust, the Company, the Company's subsidiaries, or their respective properties (collectively, "Governmental Entities"). As used herein, a

         "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust, the Company or any of its subsidiaries.

                  (xxiv) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, which may reasonably be expected to result in a Material Adverse Effect.

                  (xxv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending, or, to the knowledge of the Trust or the Company, threatened, against or affecting the Trust or the Company or any of its subsidiaries, which is not disclosed in the Prospectus and which in the reasonable judgment of the Trust or the Company might result in a Material Adverse Effect, or which in the reasonable judgment of the Company might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated by the Operative Documents or the performance by the Trust or the Company of its obligations hereunder or thereunder.

                  (xxvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the Trust or the Company of their obligations under the Operative Documents, as applicable, or the consummation by the Trust and the Company of the transactions contemplated by the Operative Documents.

                  (xxvii) Possession of Licenses and Permits. The Trust, the Company, the Bank and each Subsidiary possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate Governmental Entities necessary to conduct the business now operated by them; the Trust, the Company, the Bank and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Trust, the Company, the Bank nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, in the reasonable judgment of the Company, is likely to result in a Material Adverse Effect.

                  (xxviii) No Other Agreements. Other than such agreements, contracts and other documents as are described in the Prospectus or otherwise filed as exhibits to the Company's annual report on Form 10-K or quarterly reports on Form 10-Q or current reports on Form 8-K incorporated by reference in the Prospectus, there are no agreements, contracts or documents of a character described in Item 601 of Regulation S-K of the Commission to which the Company or the Bank is a party; the Company and the Bank have no agreement or understanding with any entity concerning the future acquisition of a controlling interest in the Company or the Bank by any entity that is required by the 1933 Act or the 1933 Act Regulations to be disclosed by the Company that is not disclosed in the Prospectus.

                  (xxix) Title to Property. The Company and the Subsidiaries have good and marketable title to all of their respective real and personal properties, in each case free and clear of all liens, encumbrances and defects, except as stated in the Prospectus, or such as do not materially affect the value of such properties in the aggregate to the Company and the Subsidiaries considered as one enterprise; and all of the leases and sub-leases material to the business of the Trust, and to the Company and its Subsidiaries, considered as one enterprise, and under which either of the Offerors or any Subsidiary holds properties described in the Prospectus, are in full force and effect and neither the Offerors nor such subsidiaries have any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Offerors or such Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, which individually or in the aggregate might result in a Material Adverse Effect.

                  (xxx) Registration Rights. There are no persons with registration or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                  (xxxi) Patent and Proprietary  Rights.  Except as disclosed in the Prospectus, the Company, the Bank and the Subsidiaries own or possess all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets or other unpatented and/or unpatentable proprietary or confidential information systems or procedures), trademarks, servicemarks and tradenames (collectively, "patent and proprietary rights") currently employed by them in connection with the business now operated by them except where the failure to so own, possess or acquire such patent and proprietary rights would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs, assets or business prospects of the Company and its Subsidiaries considered as one enterprise, and neither the Company, the Bank nor any Subsidiary has received any notice nor is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights, and which infringement or conflict (if the subject of any unfavorable decision, rule and refinement, singly or in the aggregate) could reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, assets or business prospects of the Company and its Subsidiaries considered as one enterprise.

                  (xxxii) Payment of Taxes. The Company, the Bank and each Subsidiary have filed all Federal, state and local income, franchise or other tax returns required to be filed and have made timely payments of all taxes due and payable indicated by such returns and no material deficiency has been asserted with respect thereto by any taxing authority.

                  (xxxiii) NASD Filings. The Company has filed with NASD all documents and notices required by NASD of companies that have issued securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market of the Nasdaq Stock Market ("Nasdaq Stock Market").

                  (xxxiv) Compliance with Laws and Regulations. Neither the Company, the Bank nor any Subsidiary is or has been (by virtue of any action, omission to act, contract to which it is a party or by which it is bound, or any occurrence or state of facts whatsoever) in violation of any applicable Federal, state, municipal, or local statutes, laws, ordinances, rules, regulations and/or orders issued pursuant to foreign, federal, state, municipal, or local statutes, laws, ordinances, rules, or regulations (including those relating to any aspect of banking, bank holding companies, environmental protection, occupational safety and health, and equal employment practices) heretofore or currently in effect, except such violation that has been fully cured or satisfied without recourse or that is not reasonably likely to have a material adverse effect on the Company, the Bank or the Subsidiaries.

                  (xxxv) Regulation M. The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Preferred Securities.

         (b) Any certificate signed by any Trustee of the Trust or any duly authorized officer of the Company or any of its subsidiaries and delivered to you or to counsel for the Underwriter shall be deemed a representation and warranty by the Trust or the Company, as the case may be, to the Underwriter as to the matters covered thereby.

SECTION 2.     SALE AND DELIVERY TO UNDERWRITER; CLOSING.

         (a) Initial Preferred Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to the Underwriter and the Underwriter agrees to purchase from the Trust, at the purchase price of $10 per Initial Preferred Security, the Initial Preferred Securities. As compensation to the Underwriter for its commitments hereunder and in view of the fact that the proceeds of the sale of the Preferred Securities will be used to purchase the Junior Subordinated Debentures, the Company hereby agrees to pay at the Closing Time and at any Date of Delivery to the Underwriter a commission of $ per Preferred Security purchased by the Underwriter by wire transfer of immediately available funds.

         (b) Optional Preferred Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust hereby grants an option to the Underwriter, to purchase up to 165,000 Optional Preferred Securities at the price per share set forth in the immediately preceding paragraph. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part, but only once, solely for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Preferred Securities, upon notice by the Underwriter to the Trust setting forth the number of Optional Preferred Securities as to which the Underwriter is exercising the option and the time and date of payment and delivery for such Optional Preferred Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Underwriter, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for the Initial Preferred Securities shall be made at the offices of Maloney & Knox in Washington, D.C., or at such other place as shall be agreed upon by the Underwriter and the Offerors, at 9:00 a.m., Eastern Standard time, on the third full business day after the effective date of the Registration Statement, or such other time not later than seven (7) business days after such date as shall be agreed upon by the Underwriter and the Offerors (such time and date of payment and delivery being herein called the "Closing Time").

         In addition, in the event that any or all of the Optional Preferred Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Optional Preferred Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter and the Offerors on the Date of Delivery as specified in the notice from the Underwriter to the Offerors.

         Payment shall be made to the Trust by wire transfer of immediately available funds, to the order of the Trust, to a bank designated by the Company, against delivery to the Underwriter of certificates for the Preferred Securities to be purchased by it.

         (d) Denominations; Registration. The Initial Securities shall be issued in the form of one or more fully registered global securities (the "Global Securities") in book-entry form in such denominations and registered in the name of the nominee of The Depository Trust Company ("DTC") or in such names as the Underwriter may request in writing at least two business days before the Closing Time or the Option Closing Date, as the case may be. The Global Securities representing the Initial Securities or the Option Securities to be purchased will be made available in Washington, D.C. for examination by the Underwriter and counsel to the Underwriter not later than 10:00 A.M. on the business day prior to the Closing Time or the Option Closing Date, as the case may be.

SECTION 3.     COVENANTS OF THE OFFERORS.

         The Offerors jointly and severally covenant with the Underwriter as follows:

         (a) Compliance with Securities Regulations and Commission Requests. The Company and the Trust, subject to Section 3(b) hereof, will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Underwriter immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Preferred Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company and the Trust will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company and the Trust will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Filing of Amendments. The Company and the Trust will give the Underwriter notice of their intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act or otherwise, will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.

         (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, two copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be substantively identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) Delivery of Prospectuses. The Offerors, as promptly as possible, will furnish to the Underwriter, without charge, such number of copies of the preliminary prospectus, the final Prospectus and any amendments and supplements thereto and documents incorporated by reference therein as the Underwriter may reasonably request, and the Company and the Trust hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be substantively identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) Continued Compliance with Securities Laws. The Company and the Trust will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Preferred Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company and the Trust will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request.

         (f) Blue Sky Qualifications. The Company and the Trust will each use its best efforts, in cooperation with the Underwriter, to qualify the Preferred Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriter may reasonably designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that neither the Company nor the Trust shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Preferred Securities have been so qualified, the Company and the Trust will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

         (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (h) Notice and Effect of Material Events. The Offerors will immediately notify the Underwriter, and confirm such notice in writing, of (x) any filing made by the Offerors of information relating to the offering of the Preferred Securities with any securities exchange or any other regulatory body in the United States, and (y) prior to the completion of the distribution of the Preferred Securities by the Underwriter as evidenced by a notice in writing from the Underwriter to the Offerors, any Material Adverse Effect, which (i) makes any statement in the Prospectus false or misleading or (ii) is not disclosed in the Prospectus. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of the Company, its counsel or the Underwriter or counsel to the Underwriter, to amend or supplement the final Prospectus in order that the final Prospectus not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the final Prospectus by preparing and furnishing to the Underwriter an amendment or amendments of, or a supplement or supplements to, the final Prospectus (in form and substance satisfactory in the reasonable opinion of counsel for the Underwriter) so that, as so amended or supplemented, the final Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

         (i) DTC. The Offerors will cooperate with the Underwriter and use their best efforts to permit the Preferred Securities to be eligible for clearance and settlement through the facilities of DTC.

         (j) Use of Proceeds. The Trust will use the proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds." The Company will use the net proceeds received by it from the sale of the Junior Subordinated Debentures, in the manners specified in the Prospectus under "Use of Proceeds."

         (k) Listing. The Company will use its best efforts to effect the listing of the Preferred Securities on the Nasdaq Stock Market. If the Junior Subordinated Debentures are distributed on the occurrence of a Tax Event (as defined in the Prospectus), the Company will use its best efforts to effect the listing of the Junior Subordinated Debentures on the Nasdaq Stock Market or such other exchange where the Preferred Securities are listed.

         (l) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, neither the Company nor the Trust will, without the prior written consent of Legg Mason, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Preferred Securities or Junior Subordinated Debentures (or any equity or debt securities substantially similar to the Preferred Securities or Junior Subordinated Debentures, respectively), or any securities convertible into or exercisable or exchangeable for Preferred Securities or Junior Subordinated Debentures (or any equity or debt securities substantially similar to the Preferred Securities or Junior Subordinated Debenture, respectively) or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Preferred Securities or Junior Subordinated Debentures (or any equity or debt securities substantially similar to the Preferred Securities or Junior Subordinated Debentures, respectively), whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of Preferred Securities or Junior Subordinated Debentures (or any equity or debt securities substantially similar to the Preferred Securities or Junior Subordinated Debentures, respectively) or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Preferred Securities or Junior Subordinated Debentures to be sold hereunder.

         (m) Reporting Requirements. The Company and the Trust, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         (n) Furnish Reports. For and during the period ending three years after the effective date of the Registration Statement, the Company will furnish to the Underwriter copies of all reports and other communications (financial or otherwise) furnished by the Company to its securityholders generally and copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

SECTION 4.     PAYMENT OF EXPENSES.

         (a) Expenses. The Company, as borrower under the Junior Subordinated Debentures, and pursuant to the Expense Agreement, will pay all expenses incident to the performance of its, and the Trust's, obligations under this Agreement, including (i) the preparation, printing and any filing of the Registration Statement (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Underwriter of this Agreement, the Operative Documents and such other documents as may be required in connection with the offering, purchase, sale and delivery of the

Preferred Securities, (iii) the preparation, issuance and delivery of the certificates for the Preferred Securities to the Underwriter, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance, or delivery of the Preferred Securities to the Underwriter, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the fees and expenses of any trustee appointed under any of the Operative Documents, including the fees and disbursements of counsel for such trustees in connection with the Operative Documents, (vi) fifty percent of the fees up to $50,000 of Elias, Matz, Tiernan & Herrick LLP, counsel for the Underwriter, and for any additional fees of such firm up to an additional
$15,000 to the extent incurred, plus the out-of-pocket expenses and disbursements incurred by such firm; (vii) the qualification of the Preferred Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, if any, (viii) the printing and delivery to the Underwriter of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, if any, (ix) the fees and expenses of any transfer agent or registrar for the Preferred Securities, (x) the filing fees incident to the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Preferred Securities, (xi) the fees and expenses incurred in connection with the listing of the Preferred Securities and, if applicable, the Junior Subordinated Debentures on the Nasdaq Stock Market, and
(xii) the cost and charges of qualifying the Preferred Securities with DTC.

         (b) Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriter for all of their reasonable, actual, accountable out-of-pocket expenses, including the reasonable fees and disbursements of Elias, Matz, Tiernan & Herrick LLP, counsel for the Underwriter, up to the limit specified in Section 4(a)(vii) hereof.

SECTION 5.     CONDITIONS OF UNDERWRITER'S OBLIGATIONS.

         The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Offerors contained in
Section 1 hereof or in certificates of any Trustee of the Trust, officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Offerors of their obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430(a) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b))

         (b) Opinion of Outside Counsel for Offerors. At the Closing Time, the Underwriter shall have received the favorable opinion, dated as of the Closing Time, of Maloney & Knox, counsel for the Offerors, in form and substance reasonably satisfactory to the Underwriter, substantially in the form set forth in Exhibit A. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of Trustees of the Trust, officers of the Company or any designated subsidiary and certificates of public officials. Such counsel may also state that, insofar as such opinion involves matters of Ohio and West Virginia law, they have relied, to the extent they deem proper, on local Ohio and West Virginia counsel acceptable to counsel to for Underwriter.

         (c) Opinion of Special Delaware Counsel for Offerors. At the Closing Time, the Underwriter shall have received the favorable opinion, dated as of the Closing Time, of Richards, Layton & Finger, P.A., special Delaware counsel for the Offerors, in form and substance reasonably satisfactory to counsel for the Underwriter, substantially in the form set forth in Exhibit B.

         (d) Opinion of Counsel for The Bank of New York. At the Closing Time, the Underwriter shall have received the favorable opinion, dated as of the Closing Time, of Emmet, Marvin & Martin, LLP, counsel to The Bank of New York, as Property Trustee under the Trust Agreement, Guarantee Trustee under the Guarantee Agreement and Debenture Trustee under the Indenture, in form and substance reasonably satisfactory to counsel for the Underwriter, substantially in the form set forth in Exhibit C.

         (e) Opinion of Special Tax Counsel for the Offerors. At the Closing Time, the Underwriter shall have received an opinion, dated as of the Closing Time, of Maloney & Knox, special tax counsel to the Offerors, substantially to the effect that (i) the Junior Subordinated Debentures will be classified as indebtedness for United States federal income tax purposes, (ii) the Trust will be classified as a grantor trust for United States federal income tax purposes, and (iii) the statements set forth in the Prospectus under the caption "Certain Federal Income Tax Consequences" constitute, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the ownership and disposition of the Preferred Securities under current law. Such opinion may be conditioned on, among other things, the initial and continuing accuracy of the facts, financial and other information, covenants and representations set forth in certificates of officers of the Company and other documents deemed necessary for such opinion.

         (f) Opinion of Counsel for the Underwriter. At the Closing Time, the Underwriter shall have received the favorable opinion, dated as of the Closing Time, of Elias, Matz, Tiernan & Herrick LLP, counsel for the Underwriter, with respect to the Preferred Securities, the Operative Documents, the Prospectus and other related matters as the Underwriter may require. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of Trustees of the Trust, officers of the Company or the Bank and certificates of public officials.

         (g) Certificates. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust, or the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the Chairman, the Chief Executive Officer, the President or any Vice President of the Company and of the Chief Financial Officer of the Company and a certificate of an Administrative Trustee of the Trust, dated as of the Closing Time, to the effect that, to his or her knowledge
(i) there has been no such material adverse change (ii) the representations and warranties in Section 1 hereof were true and correct when made and are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Offerors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time.

         (h) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Initial Purchaser shall have received from KPMG Peat Marwick, LLP (the "Accountants") a letter dated such date, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants' "comfort letters" to Underwriter with respect to the financial statements and certain financial information included or incorporated by reference in the Prospectus.

         (i) Bring-down Comfort Letter. At the Closing Time, the Underwriter shall have received from the Accountants a letter dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

         (j) Approval of Listing. At the Closing Time, the Preferred Securities shall have been approved for listing on the Nasdaq Stock Market.

         (k) Conditions to Purchase of Optional Preferred Securities. In the event that the Underwriter exercises its option provided in Section 2(b) hereof to purchase all or any portion of the Optional Preferred Securities, the representations and warranties of the Company and the Trust contained herein and the statements in any certificates furnished by the Company and any Trustee hereunder shall be true and correct as of the Date of Delivery and, at the Date of Delivery, the Underwriter shall have received:

                  (i) Opinion of Outside Counsel for Offerors. The favorable opinion of Maloney & Knox, counsel for the Offerors, in form and substance satisfactory to counsel for the Underwriter, dated such Date of Delivery, relating to the Optional Preferred Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                  (ii) Opinion of Special Delaware Counsel for Offerors. The favorable opinion, dated such Date of Delivery, of Richards, Layton & Finger, P.A., special Delaware counsel for the Offerors, in form and substance satisfactory to counsel for the Underwriter, relating to the Optional Preferred Securities to be purchased on such Date of Delivery and otherwise to the same effects as the opinion required by Section 5(c) hereof.

                  (iii) Opinion of Counsel for The Bank of New York. The favorable opinion, dated such Date of Delivery, of Emmet, Marvin & Martin, LLP, counsel to The Bank of New York, as Property Trustee under the Trust Agreement, Guarantee Trustee under the Guarantee Agreement and Debenture Trustee under the Indenture, in form and substance satisfactory to counsel for the Underwriter, relating to the Optional Preferred Securities to be Purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

                  (iv) Opinion of Special Tax Counsel for the Offerors. The favorable opinion, dated such Date of Delivery, of Maloney & Knox, special tax counsel to the Offerors, in form and substance satisfactory to counsel for the Underwriter, relating to the Optional Preferred Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

                  (v) Opinion of Counsel for the Underwriter. The favorable opinion, dated such Date of Delivery, of Elias, Matz, Tiernan & Herrick LLP, counsel for the Underwriter, relating to the Optional Preferred Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(f) hereof.

                  (vi) Certificates. Certificates, dated such Date of Delivery, of the Chairman, the Chief Executive Officer, the President or any Vice President of the Company and of the Chief Financial Officer of the Company and a certificate of an Administrative Trustee of the Trust, confirming that the certificates delivered at the Closing Time pursuant to Section 5(g) hereof remain true and correct as of such Date of Delivery.

                  (vii) Bring-down Comfort Letter. A letter from the Accountants dated such Date of Delivery, in form and substance satisfactory to the Underwriter, substantially in the same form and substance as the letter furnished to the Underwriter pursuant to Section 5(i) hereof, except that the specified date referred to shall be a date not more than five days prior to such Date of Delivery.

         (l) Additional Documents. At the Closing Time, counsel for the Underwriter shall have been furnished such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Preferred Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties of the Offerors, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Offerors in connection with the issuance and sale of the Preferred Securities as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

         (m) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Offerors at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 7 and 8 hereof shall survive any such termination and remain in full force and effect.

SECTION 6.     INDEMNIFICATION.

         (a) Indemnification of Underwriter. The Offerors agree to jointly and severally indemnify and hold harmless (x) the Underwriter, (y) each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each such person, a "Control Person") and (z) the respective partners, directors, officers and employees of the Underwriter or any Control Person as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or arising out of any untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Offerors; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing for or defending against any litigation or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Offerors by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The foregoing indemnity with respect to any untrue statement or alleged untrue statement contained in or omission or alleged omission from a preliminary prospectus shall not inure to the benefit of the Underwriter (or any person controlling such Underwriter) from whom the person asserting any loss, liability, claim, damage or expense purchases any of the Preferred Securities which are the subject thereof if the Company shall sustain the burden of proving that such person was not sent or given a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Securities to such person and the untrue statement contained in or omission from such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) and the Company has previously furnished copies thereof to such Underwriter.

         (b) Indemnification of Offerors, Directors, Officers and Employees. The Underwriter agrees to indemnify and hold harmless the Company, its directors, officers and employees, the Trust, each of the Trustees and each person, if any, who controls the Trust, any of the Trustees or the Company within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Offerors by such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof, and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action or, if it so elects within a reasonable time after receipt of such notice, to assume the defense of any suit brought to enforce any such claim, but if it so elects to assume the defense, such defense shall be conducted by counsel chosen by it and approved by the indemnified parties, which approval shall not be unreasonably withheld. In the event that an indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnified party or parties shall bear the fees and expenses of any additional counsel thereafter retained by such indemnified party or parties; provided, however, that the indemnified party or parties shall have the right to employ counsel (in addition to local counsel) to represent the indemnified party or parties who may be subject to liability arising out of any action in respect of which indemnity may be sought against the indemnifying party if, in the reasonable judgement of counsel for the indemnified party or parties, there may be legal defenses available to such indemnified person which are different from or in addition to those available to such indemnifying person, in which event the reasonable fees and expenses of appropriate separate counsel shall be borne by the indemnifying party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 7.     CONTRIBUTION.

         In order to provide for just and equitable contribution in circumstances under which the indemnification provided for in Section 6 hereof is for any reason held to be unenforceable by an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and the Underwriter on the other hand from the offering of the Preferred Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Offerors, on the one hand, and of the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Offerors on the one hand and the Underwriter on the other hand in connection with the offering of the Preferred Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Preferred Securities pursuant to this Agreement (before deducting expenses) received by the Offerors and the total commission received by the Underwriter, bear to the aggregate initial offering price of the Preferred Securities.

         The relative fault of the Offerors, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statements of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Offerors or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Offerors and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Preferred Securities purchased by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the respective partners, directors, officers and employees of the Underwriter shall have the same rights to contribution as the Underwriter, and each officer, director and employee of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act, shall have the same rights to contribution as the Company.

SECTION 8.     REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

         All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or trustees of the Trust submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Trust or the Company, and shall survive delivery of the Preferred Securities to the Underwriter.

SECTION 9.     TERMINATION OF AGREEMENT.

         (a) Termination; General. The Underwriter may terminate this Agreement, by notice to the Offerors, at any time at or prior to the Closing Time (i) if there has occurred, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust or the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis, or any change or development involving a prospective change in national political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable to market the Preferred Securities or to enforce contracts for the sale of the Preferred Securities, or
(iii) if trading in any securities of the Company has been suspended or limited by the Commission, or if trading generally on the American Stock Exchange, the New York Stock Exchange or the Nasdaq Stock Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either federal, Ohio or West Virginia authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6 and 7 hereof shall survive such termination and remain in full force and effect.

SECTION 10.    NOTICES.

         All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to Legg Mason Wood Walker, Incorporated, 1747 Pennsylvania Avenue N.W., Washington, D.C. 20006, Attention Mark C. Micklem, Managing Director, with a copy to Elias, Matz, Tiernan & Herrick LLP, 734 15th Street, NW, Washington D.C. 20005, Attention:
Norman B. Antin, Esq.; notices to the Offerors shall be directed to American Bancorporation, 1025 Main Street, Suite 800, Mull Center, Wheeling, West Virginia, 26003, Attention: Brent E. Richmond, with a copy to Maloney & Knox, 5225 Wisconsin Avenue, NW, Suite 316, Washington D.C. 20015, Attention: Barry C. Maloney, Esq.

SECTION 11.    PARTIES.

         This Agreement shall inure to the benefit of and be binding upon the Underwriter and the Offerors and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Offerors and their respective successors and the controlling persons and officers and directors referred to in Sections 1, 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter and the Offerors and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Preferred Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

         The Company, on behalf of itself and its subsidiaries (including, without limitation, the Trust), hereby irrevocably submits to the exclusive jurisdiction of the federal and New York State courts located in the City of New York in connection with any suit, action or proceeding related to this Agreement or any of the matters contemplated hereby, irrevocably waives any defense of lack of personal jurisdiction and irrevocably agrees that all claims in respect of any suit, action or proceeding may be heard and determined in any such court. The Company, on behalf of itself and the subsidiaries (including, without limitation, the Trust), irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 12.    GOVERNING LAW.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

SECTION 13.    EFFECT OF HEADINGS.

         The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Offerors in accordance with its terms.

                                    Very truly yours,

                                    AMERICAN BANCORPORATION

                                    By:
                                          --------------------------------------
                                          Name:  Brent E. Richmond
                                          Title: Executive Vice President and
                                                 Chief Financial Officer

                                    AMERICAN BANCORPORATION CAPITAL TRUST I



                                    By:
                                          --------------------------------------
                                          Name: Brent E. Richmond
                                          Title: Administrative Trustee

CONFIRMED AND ACCEPTED,
as of the date first above written:

LEGG MASON WOOD WALKER, INCORPORATED

By:  Legg Mason Wood Walker, Incorporated

By:
     -------------------------------------
     Mark C. Micklem, Managing Director

                                    EXHIBIT A
                                    ---------

         The opinion of counsel, as counsel for the Offerors to be delivered pursuant to Section 5(b) of the Underwriting Agreement shall be substantially to the effect that:

         1. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to our knowledge, are contemplated by the Commission. At the time the Registration Statement became effective and at the Closing Time, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, except that we do not express any opinion as to the financial statements, schedules and other financial, statistical or accounting data included or incorporated by reference therein or the exhibits to the Registration Statement, including the statements of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, on Form T-1 of each of the Property Trustee, the Debenture Trustee and the Guarantee Trustee (the "Forms T-1"). The Prospectus filed as part of the Registration Statement as originally filed and as filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations, except that we do not express any opinion as to the financial statements, schedules and other financial, statistical or accounting data included or incorporated by reference therein or the exhibits to the Registration Statement, including the Forms T-1.

         2. The Company has been duly incorporated and is existing as a corporation under the laws of the State of Ohio.

         3. The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the documents incorporated by reference in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

         4. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and, to our knowledge, the Company possesses the foreign qualifications necessary to carry on the business of the Company, as described in the documents incorporated by reference in the Prospectus, except where the failure to have such qualifications would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as a whole.

         5. The Company had at the date indicated a duly authorized capitalization as set forth in the Prospectus; all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and the stockholders of the Company have no preemptive rights.


         6. The Bank has been duly incorporated and is existing as a national bank under the laws of the United States and has the corporate power and authority and foreign qualifications necessary to own, lease and operate its properties and to conduct its business, as described in the documents incorporated by reference in the Prospectus, except where the failure to have such authority or qualifications would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as a whole; all of the issued and outstanding capital stock of the Bank has been duly authorized and validly issued, is fully paid and non-assessable and is owned directly by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of such shares was issued in violation of the preemptive rights of any stockholder of the Bank.

         7. The Underwriting Agreement has been duly authorized, executed and delivered by the Trust and the Company.

         8. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Trust Act.

         9. The Trust Agreement has been duly authorized, executed and delivered by the Company and the Administrative Trustees and is a valid and binding obligation of each of the Company and the Administrative Trustees, enforceable against the Company and the Administrative Trustees in accordance with its terms except as rights to indemnity and contribution thereunder may be limited under applicable law, subject to the qualifications that (i) that enforcement of the Trust Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws (including the laws of fraudulent conveyance) or judicial decisions affecting the enforcement of creditors' rights generally and
(ii) the enforceability of the Company's and the Administrative Trustees' obligations under the Trust Agreement is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and to the effect of certain laws and judicial decisions upon the availability and enforcement of certain remedies, including the remedies of specific performance and self-help.

         10. The Preferred Securities have been duly authorized for issuance by the Trust; and the Preferred Securities, when executed and authenticated in accordance with the Trust Agreement and delivered and paid for in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable, representing undivided beneficial ownership interests in the assets of the Trust; and the holders of such Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We bring to your attention, however, that the holders of Preferred Securities may be obligated, pursuant to the Trust Agreement, to (i) provide indemnity and/or securities in connection with and pay taxes or governmental charges arising from transfers of Preferred Securities and (ii) provide security and indemnity in connection with the requests of or directions to the Property Trustee to exercise its rights and powers under the Trust Agreement.

         11. The Guarantee has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution thereunder may be limited under applicable law, subject to the qualifications that (i) enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws (including the laws of fraudulent conveyance) or judicial decisions affecting the enforcement of creditors' rights generally and (ii) the enforceability of the Company's obligations under the Guarantee is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and to the effect of certain laws and judicial decisions upon the availability and enforcement of certain remedies, including the remedies of specific performance and self help.

         12. The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution thereunder may be limited under applicable law, subject to the qualifications that (i) enforcement of the Indenture may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws (including the laws of fraudulent conveyance) or judicial decisions affecting the enforcement of creditors' rights generally and (ii) the enforceability of the Company's obligations under the Indenture is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and to the effect of certain laws and judicial decisions upon the availability and enforcement of certain remedies, including the remedies of specific performance and self help.

         13. The issuance and sale of the Junior Subordinated Debentures has been duly authorized by the Company and, when duly executed, authenticated and issued in accordance with the Indenture and paid for in accordance with the Debenture Subscription Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution thereunder may be limited under applicable law, subject to the qualifications that (i) enforcement of the Junior Subordinated Debentures may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws (including the laws of fraudulent conveyance) or judicial decisions affecting the enforcement of creditors' rights generally and (ii) the enforceability of the

Company's obligations under the Junior Subordinated Debentures is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and to the effect of certain laws and judicial decisions upon the availability and enforcement of certain remedies, including the remedies of specific performance and self help.

         14. At the time the Registration Statement became effective, the Registration Statement (except for the financial statements, notes to financial statements, schedules and other financial or statistical information and data included therein, as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

         During the course of preparation of the Prospectus, we reviewed the Prospectus and participated in discussions with officers of the Company and the Bank, and their advisors. We did not participate in the preparation of the Operative Documents, but have, however, reviewed such documents and discussed the business and affairs of the Company with officers and representatives of the Company. Although we have not undertaken to determine independently, and are not passing upon or assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Prospectus or the Registration Statement, on the basis of such review and discussions, nothing has come to our attention that caused us to believe that the Registration Statement (other than the financial statements, notes to financial statements, schedules and other financial and statistical information and data included therein or omitted therefrom, as to which we express no opinion), at the time it became effective or the date hereof contained or contains an untrue statement of a material fact or omitted to state a material fact required to be stated therein, or necessary to make the statements therein, not misleading or that the Prospectus (other than the financial statements, notes to financial statements, schedules and other financial and statistical information and data included therein or omitted therefrom, as to which we express no opinion), as of its date or the date hereof contained or contains an untrue statement of a material fact or omitted to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         In rendering this opinion letter, we do not express any opinion concerning any law other than the law of the State of Ohio and the State of West Virginia, the law of the State of Delaware concerning the treatment of Delaware business trusts, the corporate law of the State of Delaware and the federal law of the United States of America and we do not express any opinion concerning the application of the "doing business" laws or the securities laws of any jurisdiction other than the federal securities laws of the United States. In addition, we do not express any opinion on any issue not expressly addressed above.

                                    EXHIBIT B
                                    ---------

         The opinion of counsel, as special Delaware counsel to the Offerors and the Trust to be delivered pursuant to Section 5(c) of the Underwriting Agreement shall be substantially to the effect that:

         1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del. C.
Section 3801 et seq. (the "Delaware Act"), and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made.

         2. Under the Delaware Act and the Trust Agreement the Trust has the trust power and authority to own its property and to conduct its business, all as described in the Prospectus.

         3. The Trust Agreement constitutes a valid and binding obligation of the Company and the Property Trustee and the Delaware Trustee, and is enforceable against the Company and such Trustees, in accordance with its terms.

         4. Under the Delaware Act and the Trust Agreement, the Trust has the trust power and authority to execute and deliver, and to perform its obligations under, the Underwriting Agreement and to issue and perform its obligations under the Preferred Securities and the Common Securities.

         5. Under the Delaware Act and the Trust Agreement, the execution and delivery by the Trust of the Underwriting Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust.

         6. The Preferred Securities have been duly authorized by the Trust Agreement and are duly and validly issued and, subject to the qualifications set forth herein, fully paid and nonassessable undivided beneficial interests in the assets of the Trust and are entitled to the benefits of the Trust Agreement. The Holders, as beneficial owners of the Trust, will be entitled to the same limitations of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Holders may be obligated pursuant to the Trust Agreement, (i) to provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Preferred Securities Certificates and the issuance of replacement Preferred Securities Certificates, and (ii) to provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Trust Agreement.

         7. Under the Delaware Act and the Trust Agreement, the issuance of the Preferred Securities and Common Securities is not subject to preemptive rights.

         8. The Common Securities have been duly authorized by the Trust Agreement and are duly and validly issued undivided beneficial interests in the assets of the Trust and are entitled to the benefits of the Trust Agreement.

         9. The issuance and sale by the Trust of the Preferred Securities and Common Securities, the purchase by the Trust of the Junior Subordinated
Debentures, the execution, delivery and performance by the Trust of the Underwriting Agreement, the consummation by the Trust of the transactions contemplated by the Underwriting Agreement and the compliance by the Trust with its obligations thereunder will not violate (i) any of the provisions of the Certificate of Trust or the Trust Agreement or (ii) any applicable Delaware law or administrative regulation.

         10. The Delaware Trustee is duly incorporated, is validly existing in good standing as a banking corporation with trust powers under the laws of the State of Delaware and has the corporate power to act as trustee of a Delaware business trust under the laws of the State of Delaware.

                                    EXHIBIT C
                                    ---------

         The opinion of counsel to Trust Company and Delaware Trustee to be delivered pursuant to Section 5(d) of the Underwriting Agreement shall be substantially to the effect that:

         1. The Trust Company is duly incorporated and is validly existing in good standing as a banking corporation with trust powers under the laws of the State of New York.

         2. The Indenture Trustee has the requisite power and authority to execute, deliver and perform its obligations under the Indenture, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Indenture.

         3. The Guarantee Trustee has the requisite power and authority to execute, deliver and perform its obligations under the Guarantee Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Guarantee Agreement.

         4. The Property Trustee has the requisite power and authority to execute and deliver the Trust Agreement, and has taken all necessary corporate action to authorize the execution and delivery of the Trust Agreement.

         5. Each of the Indenture and the Guarantee Agreement has been duly executed and delivered by the Indenture Trustee and the Guarantee Trustee,
respectively, and constitutes a legal, valid and binding obligation of the Indenture Trustee and the Guarantee Trustee, respectively, enforceable against the Indenture Trustee and the Guarantee Trustee, respectively, in accordance with its respective terms, except that certain payment obligations may be enforceable solely against the assets of the Trust and except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and transfer or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability, is considered in a proceeding in equity or at law), and by the affect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

         6. The Junior Subordinated Debentures delivered on the date hereof have been duly authenticated by the Indenture Trustee in accordance with the terms of the Indenture.